HSBC USA INC. August 2008 Dogs of the Dow Worst of Reverse Convertible Notes
Filed Pursuant to Rule 433
Registration No. 333-133007
August 11, 2008

FREE WRITING PROSPECTUS
(To the Prospectus dated April 5, 2006,
the Prospectus Supplement dated October 12, 2007,
the Prospectus Addendum dated December 12, 2007, and
the Product Supplement dated October 23, 2007)

Terms used in this free writing prospectus are described or defined in the product supplement, prospectus supplement and prospectus. The notes offered will have the terms described in the product supplement, prospectus supplement and the prospectus. The notes are not principal protected, and you may lose some or all of your principal.

The purchaser of a note will acquire a security linked to the performance of ten reference assets as further described herein. Although the offering relates to the performance of ten reference assets, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of the reference assets or as to the suitability of an investment in the related notes. The following key terms relate to this notes offering:

•     Aggregate Principal Amount: [●]
•     Offering Period End Date: [August 26, 2008 at 4:00 pm, New York City time]
•     Initial Public Offering Price: $1,000 per note (100 percent)
•     Initial Valuation Date: August 26, 2008
•     Issue Date: August 29, 2008
•     Final Valuation Date: August 26, 2009, subject to adjustment as described herein.
•     Maturity Date: 3 business days after the final valuation date and is expected to be August 31, 2009.
•     Interest Rate (Per Annum):16.00%
•     Agent’s Discount or Commission / Total(1): [●]
•     Proceeds To Us / Total: [●]

•     Interest Payment Dates: The 29th calendar day of each month following the issue date (or, if that day is not a business day, the following business day), commencing on September 29, 2008 and ending on, and including, the maturity date.
•     Initial Price: With respect to each reference asset, the applicable market price (as described herein) on the initial valuation date.
•     Barrier Price: With respect to each reference asset, the product of the barrier level for that reference asset multiplied by its initial price.
•     Final Price: With respect to each reference asset, the applicable market price on the final valuation date for that reference asset, subject to adjustments described herein.
•     Term of Notes: 12 months
•     Cusip: 4042K0SM8
•     ISIN: [●]
•     Listing: The notes will not be listed on any U.S. securities exchange or quotation system.

(1)	Agent's discount may vary but will be no more than the amount listed in “Agent's Discount or Commission / Total,” above.

REFERENCE ASSET/ REFERENCE ISSUER (TICKER)	PAGE NUMBER	INITIAL PRICE	BARRIER LEVEL	BARRIER PRICE	PHYSICAL DELIVERY AMOUNT(2)
Bank of America Corporation (BAC)	FWP-8	TBD	50.00%	TBD	TBD
Citigroup Inc. (C)	FWP-8	TBD	50.00%	TBD	TBD
AT&T INC. (T)	FWP-9	TBD	50.00%	TBD	TBD
PFIZER INC. (PFE)	FWP-9	TBD	50.00%	TBD	TBD
JPMORGAN CHASE & CO. (JPM)	FWP-10	TBD	50.00%	TBD	TBD
Merck & Co., Inc. (MRK)	FWP-10	TBD	50.00%	TBD	TBD
General Electric Company (GE)	FWP-11	TBD	50.00%	TBD	TBD
Verizon Communications Inc. (VZ)	FWP-11	TBD	50.00%	TBD	TBD
THE HOME DEPOT, INC. (HD)	FWP-12	TBD	50.00%	TBD	TBD
E. I. DU PONT DE NEMOURS AND COMPANY (DD)	FWP-12	TBD	50.00%	TBD	TBD
(2)	Any fractional shares included in the physical delivery amount will be paid in cash

See “Risk Factors” in this free writing prospectus beginning on page FWP-2, in the product supplement beginning on page PS-3 and in the prospectus supplement beginning on page S-3 for a description of risks relating to an investment in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The notes are not deposit liabilities of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.

HSBC SECURITIES (USA) INC. August 11, 2008

GENERAL TERMS

This free writing prospectus relates to one note offering linked to the performance of ten reference assets identified on the cover page. The purchaser of a note will acquire a security linked to the performance of ten reference assets as further described herein. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although the note offering relates only to the reference assets identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to the reference assets or as to the suitability of an investment in the notes.

You should read this document together with the prospectus dated April 5, 2006, the prospectus supplement dated October 12, 2007, the prospectus addendum dated December 12, 2007 and the product supplement dated October 23, 2007. You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page FWP-2 of this document, PS-3 of the product supplement and page S-3 of the prospectus supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

HSBC USA Inc. has filed a registration statement (including a prospectus, prospectus supplement, prospectus addendum and product supplement) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement, prospectus addendum and product supplement in that registration statement and other documents HSBC USA Inc. has filed with the SEC for more complete information about HSBC USA Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, HSBC USA Inc., the agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, prospectus addendum and product supplement if you request them by calling toll-free 1 888 800 4722.
You may also obtain:

•	the product supplement at www.sec.gov/Archives/edgar/data/83246/000114420407055751/v091073_424b2.htm

•	the prospectus supplement at www.sec.gov/Archives/edgar/data/83246/000114420407053900/v090138_424b2.htm

•	the prospectus addendum at www.sec.gov/Archives/edgar/data/83246/000114420407067025/v096997_424b2.htm

•	the prospectus at www.sec.gov/Archives/edgar/data/83246/000110465906022455/a05-22289_1s3asr.htm

RISK FACTORS

The following highlights some, but not all, of the risk considerations relevant to investing in a note. Investing in the notes is not equivalent to investing directly in the reference assets. We urge you to read the section “Risk Factors” beginning on page PS-3 of the product supplement and page S-3 of the prospectus supplement. As you review “Risk Factors” in the prospectus supplement, you should pay particular attention to the following sections:

•	“— Risks Relating to All Note Issuances”;

•	“— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset”; and

•	“— Additional Risks Relating to Certain Notes With More Than One Instrument Comprising the Reference Asset.”

1.	The notes are not principal protected and you may lose some or all of your principal.

The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest. You will lose some or all of your principal if both of the following are true: (a) between the initial valuation date and the final valuation date, inclusive, the market price (as defined below) of any reference asset (which may or may not be the worst performing reference asset) on any day is below its respective barrier price and (b) the final price of the worst performing reference asset (as defined below) is lower than the initial price of such worst performing reference asset. A USD1,000 investment in the notes will pay USD1,000 at maturity if, and only if, either of the following is true: (a) the final price of the worst performing reference asset is equal to or greater than the initial price of such worst performing reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of each reference asset never falls below its respective barrier price on any day. If you receive the physical delivery amount (as defined below) at maturity, the market value of the shares of the worst performing reference asset you receive will be less than the principal amount of your notes and may be zero. Accordingly, you may lose up to the entire principal amount of your notes.

We cannot predict the final price of any reference asset on the final valuation date.

You may lose some or all of your principal if you invest in the notes.

2.	You are exposed to the risks of each reference asset.

Your payment at maturity depends on the performance of each of the ten reference assets. You should, therefore, be prepared to be equally exposed to the risks related to each of the reference assets. Poor performance by any one of the reference assets over the term of notes may negatively affect the amount and form of your payment at maturity and will not be offset or mitigated by positive performance by any of the other reference assets.

3.	You will not participate in any appreciation in the value of any reference asset.

You will not participate in any appreciation in the value of any reference asset. If the final price of the worst performing reference asset is greater than the initial price of such worst performing reference asset, the sum of any interest payments you receive during the term of the notes and the principal payment you receive at maturity will not reflect the performance of such worst performing reference asset or any appreciation in the values of the other reference assets. Under no circumstances, regardless of the extent to which the value of the worst performing reference asset appreciates, will your return exceed the interest rate specified on the cover page. Therefore, you may earn significantly less by investing in the notes than you would have earned by investing directly in one or more of the reference assets.
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4.	Risks relating to the reference assets.

The notes are subject to the risks of any investment in common stocks, including the risk that the prices of the stocks may decline. Any of the following factors may have a negative effect on the value of any reference asset and thus adversely affect the trading value of the notes. The following is a list of some of the significant risks associated with the reference assets:

•
Historical performance of any reference asset does not indicate future performance of such reference asset. It is impossible to predict whether the value of any reference asset will rise or fall during the term of the notes; and

•
The trading prices of the reference assets will be influenced by political, economic, financial, market and other factors. It is impossible to predict what effect these factors will have on the value of the reference assets.

5.	Because the tax treatment of the notes is uncertain, the material U.S. federal income tax consequences of an investment in the notes are uncertain.

There is no direct legal authority as to the proper tax treatment of the notes, and therefore significant aspects of the tax treatment of the notes are uncertain, as to both the timing and character of any inclusion in income in respect of your note. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in a note. For a more complete discussion of the U.S. federal income tax consequences of your investment in a note, please see the discussion under “Certain U.S. Federal Income Tax Considerations” beginning on page FWP-4 of this free writing prospectus and “Certain U.S. Federal Income Tax Considerations - Certain Equity-Linked Notes - Certain Notes Treated as a Put Option and a Deposit” in the prospectus supplement.

Please note that the prospectus, prospectus supplement, product supplement, prospectus addendum and this free writing prospectus do not describe all the risks of an investment in the notes. We urge you to consult your own financial and legal advisors as to the risks entailed by an investment in the notes.

SUMMARY

Principal Payment at Maturity

Your payment at maturity for each note you hold will depend on the performance of each of the reference assets between the initial valuation date and the final valuation date, inclusive. You will receive the physical delivery amount (with any fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price of the worst performing reference asset) if both of the following are true: (a) between the initial valuation date and the final valuation date, inclusive, the market price (as defined below) of any reference asset (which may or may not be the worst performing reference asset) on any day is below its respective barrier price and (b) the final price of the worst performing reference asset (as defined below) is lower than the initial price of such worst performing reference asset. A USD1,000 investment in the notes will pay USD1,000 at maturity if, and only if, either of the following is true: (a) the final price of the worst performing reference asset is equal to or greater than the initial price of such worst performing reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of each reference asset never falls below its respective barrier price on any day. Under some circumstances to be determined by and at the sole option of HSBC USA Inc., we may pay investors, in lieu of the physical delivery amount, the cash equivalent of such shares with a per share price equal to the final price of the worst performing reference asset. However, we currently expect to deliver the physical delivery amount and not cash in lieu of the physical delivery amount in the event the conditions described above occur.

On the final valuation date, subject to adjustment as described herein, the “worst performing reference asset” will be the reference asset with the lowest performance of the ten reference assets as determined by the calculation agent by dividing the final price of each reference asset by its respective initial price, expressed as a percentage.

For any reference asset, if the final valuation date is not a scheduled trading day the final price of such reference asset will be determined on the following day that is a scheduled trading day.

As described in the product supplement, on any scheduled trading day on which the value of a reference asset must be calculated by the calculation agent, (i) if the relevant exchange is the NASDAQ Stock Market (“NASDAQ”), the market price of such reference asset will be the NASDAQ official closing price (NOCP) or (ii) if the NASDAQ is not the relevant exchange, the market price of such reference asset will be the official closing price of the relevant exchange, in each case as of the close of the regular trading session of such exchange and as reported in the official price determination mechanism for such exchange. If a reference asset is not listed or traded as described above for any reason other than a market disruption event, then the market price for such reference asset on any scheduled trading day will be the average, as determined by the calculation agent, of the bid prices for such reference asset obtained from as many dealers in such reference asset selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

In the event that the maturity date is postponed or extended as described under “Specific Terms of the Notes - Maturity Date” in the product supplement, the related payment of principal will be made on the postponed or extended maturity date.

Physical Delivery Amount

If the payment at maturity is in physical shares of the worst performing reference asset, you will receive a number of shares of the worst performing reference asset referred to as the “physical delivery amount” (with any fractional shares to be paid in cash in an amount equal to the number fractional shares multiplied by the final price of the worst performing reference asset). The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your notes by the initial price of the worst performing reference asset. The physical delivery amount, the initial price of any reference asset and other amounts may change due to corporate actions.

Interest

The notes will pay interest at the interest rate specified on the front cover of this free writing prospectus, and interest payments will be made on the interest payment dates specified on the front cover of this free writing prospectus. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. For more information, see “Description of the Notes - Fixed Rate Notes” in the prospectus supplement.

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Market Disruption Event

To the extent a market disruption event exists on a day on which the final price of a reference asset is to be determined, the market price of such reference asset will be determined on the first following scheduled trading day on which a market disruption event does not exist with respect to such reference asset; provided that if a market disruption event exists with respect to such reference asset on five consecutive scheduled trading days, that fifth scheduled trading day shall be the final valuation date, and the calculation agent shall determine the final price of such reference asset on such date. For the avoidance of doubt, if no market disruption event exists with respect to a reference asset on the final valuation date, the determination of the final price of such reference asset will be made on the final valuation date, irrespective of the existence of a market disruption event with respect to one or more of the other reference assets.

The term “Market Disruption Event” is described and defined in the product supplement.

The calculation agent will notify the noteholders of the existence of a market disruption event with respect to a reference asset on any day that but for the occurrence or existence of a market disruption event would have been the final valuation date.

Merger Event and Tender Offer

If a merger event or tender offer occurs with respect to any reference asset and any distributions of property (other than the publicly quoted new shares that are traded or listed on the New York Stock Exchange, the American Stock Exchange, NASDAQ or their successors in interest) are made on the shares of such reference asset, in whole or in part, then the calculation agent shall accelerate the maturity date to the day which is five business days after the approval date. On the accelerated maturity date, we shall pay to each holder of a note the payment at maturity, provided that for the purposes of determining the worst performing reference asset and payment at maturity, the final price of that reference asset subject to a merger event or tender offer will be deemed to be the value of all consideration received (or that would be received) in respect of that event, and the final valuation date will be deemed to be the approval date and the relevant period with respect to any interest payment shall be deemed to end on and include the approval date. The calculation agent shall adjust the payment at maturity for the value of the imbedded options that would preserve for a holder of notes the economic equivalent of any remaining payment obligations with respect to the notes hereunder. In addition, on the accelerated maturity date, for the purposes of determining the worst performing reference asset and payment at maturity, the final prices for the other reference assets shall be the market prices of such reference assets on the accelerated final valuation date referred to above.

Share Delisting, Nationalization, Insolvency

If a nationalization, insolvency or share delisting occurs with respect to any reference asset, the calculation agent shall accelerate the maturity date to the day which is five business days after the announcement date. On the accelerated maturity date, the issuer shall pay to each noteholder the payment at maturity, provided that for the purposes of determining the worst performing reference asset and payment at maturity, the final price of each reference asset will be deemed to be the market price of such reference asset on the scheduled trading day immediately prior to the announcement date. In addition, the calculation agent shall adjust the payment at maturity for the value of the imbedded options that would preserve for a holder of notes the economic equivalent of any remaining payment obligations with respect to the notes hereunder.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth under the heading “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the notes.

There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the notes. Under one reasonable approach, each note should be treated for federal income tax purposes as a put option written by you (the “Put Option”) that permits us to (1) sell the applicable reference asset to you at the maturity date for an amount equal to the Deposit (as defined below), or (2) “cash settle” the Put Option (i.e., require you to pay us at the maturity date the difference between the Deposit and the value of the applicable reference asset at such time), and a deposit with us of cash in an amount equal to the principal amount you invested (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the notes, you agree to treat the notes as cash deposits and put options with respect to the applicable reference asset for all U.S. federal income tax purposes. We also intend to treat the Deposit as a long-term obligation for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations - U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes - Payments of Interest” in the prospectus supplement for certain U.S. federal income tax considerations applicable to a long-term obligation. However, it is possible that the Deposit will be characterized as a “short-term obligation” for U.S. federal income tax purposes and treated as described under the heading “Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes-Short-Term Debt Instruments” in the prospectus supplement.

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 16.00 percent interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the notes, the timing and character of income on the notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

INFORMATION REGARDING REFERENCE ISSUERS AND REFERENCE ASSETS

All information on the reference assets and the reference issuers is derived from publicly available information. Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a reference asset can be located by reference to the SEC file number specified in the description of each reference asset below. We make no representation that these publicly available documents are accurate or complete. For more information, we urge you to read the section “Information Regarding the Reference Asset and the Reference Asset Issuer” in the product supplement.

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Historical Performance of the Reference Assets

The description below of each reference asset includes a table that sets forth the quarterly high and low intraday prices, as well as end-of-quarter closing prices, of the respective reference asset for each quarter in the period from January 1, 2005 through June 30, 2008 and for the period from July 1, 2008 through August 8, 2008. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in USD and rounded to the nearest penny. Historical prices of each reference asset should not be taken as an indication of future performance of such reference asset.

ILLUSTRATIVE EXAMPLES

The examples are provided for illustrative purposes only and are hypothetical; they do not purport to be representative of every possible scenario concerning increases or decreases in the final prices of reference assets relative to their respective initial prices. We cannot predict the final price of any reference asset on the final valuation date. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events, and the hypothetical initial prices, physical delivery amounts, and final prices of the reference assets used in the illustrations below are not the actual initial prices, physical delivery amounts, and final prices of the reference assets. In addition, the examples assume that the reference assets have no dividend yield. You should not take these examples as an indication or assurance of the expected performance of the reference assets. Numbers in these examples may be rounded for ease of analysis. The hypothetical examples 1 through 3 are examples of the payment of maturity and do not reflect interest payments on the notes.

The following examples indicate how the payment at maturity would be calculated with respect to a hypothetical USD1,000 investment in a note and illustrate that the payment at maturity will consist of either USD1,000 or the physical delivery amount (which amount will have a value less than USD1,000) with any fractional shares to be paid in cash. These examples assume that the note is held to maturity. The payment at maturity received by investors will depend on several factors, including, but not limited to, (i) whether the market price of the worst performing reference asset is below its respective barrier price on any day between the initial valuation date and the final valuation date, inclusive, and (ii) the final price of the worst performing reference asset. The following is a general description of how the hypothetical payment at maturity is determined:

•     If the final price of the worst performing reference asset is lower than the initial price of such worst performing reference asset and the market price of any reference asset (which may or may not be the worst performing reference asset) was below its respective barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive the physical delivery amount (with any fractional shares to be paid in cash);

•     If the final price of the worst performing reference asset is greater than or equal to the initial price of such worst performing reference asset, you would receive USD1,000 at maturity, regardless of whether the market price of any reference asset on any day was below the barrier price for such reference asset; or

•     If the final price of the worst performing reference asset is lower than the initial price of such worst performing reference asset but the market price of each reference asset was never below its respective barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive USD1,000 at maturity.

Example 1 : The final price of each reference asset is greater than its respective initial price. Therefore, an investor in the notes would receive USD1,000 at maturity for each USD1,000 note.

REFERENCE ASSET	INITIAL PRICE	BARRIER PRICE	BARRIER PRICE EVER BREACHED	FINAL PRICE	PERFORMANCE OF REFERENCE ASSET (FINAL PRICE/ INITIAL PRICE)	PHYSICAL DELIVERY AMOUNT
Bank of America Corporation (BAC)	$32.25	$16.1250	No	$35.48	110.00%	31.0078
Citigroup Inc. (C)	$19.39	$9.6950	Yes	$20.36	105.00%	51.5730
AT&T INC. (T)	$30.97	$15.4850	No	$32.52	105.00%	32.2893
PFIZER INC. (PFE)	$19.84	$9.9200	No	$23.81	120.00%	50.4032
JPMORGAN CHASE & CO. (JPM)	$41.07	$20.5350	No	$47.23	115.00%	24.3487
Merck & Co., Inc. (MRK)	$35.95	$17.9750	No	$39.55	110.00%	27.8164
General Electric Company (GE)	$29.64	$14.8200	No	$38.53	130.00%	33.7382
Verizon Communications Inc. (VZ)	$34.59	$17.2950	Yes	$35.63	103.00%	28.9101
THE HOME DEPOT, INC. (HD)	$26.37	$13.1850	No	$31.64	120.00%	37.9219
E. I. DU PONT DE NEMOURS AND COMPANY (DD)	$45.31	$22.6550	No	$49.84	110.00%	22.0702

In this example, the worst performing reference asset is VZ. Because the final price of the worst performing reference asset is greater than the initial price of such worst performing reference asset, the payment at maturity, per USD1,000 note, would equal USD1,000. This example shows that when the performance of the worst performing reference asset is positive, an investor in the notes would receive USD1,000 at maturity, regardless of whether any barrier price was ever breached during the term of the notes.

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Example 2: The final price of each reference asset is less than its respective initial price, but no reference asset’s market price ever breaches its respective barrier price on any day during the term of the notes. Therefore, an investor in the notes would receive USD1,000 at maturity for each USD1,000 note.

REFERENCE ASSET	INITIAL PRICE	BARRIER PRICE	BARRIER PRICE EVER BREACHED	FINAL PRICE	PERFORMANCE OF REFERENCE ASSET (FINAL PRICE/ INITIAL PRICE)	PHYSICAL DELIVERY AMOUNT
Bank of America Corporation (BAC)	$32.25	$16.1250	No	$29.03	90.00%	31.0078
Citigroup Inc. (C)	$19.39	$9.6950	No	$18.42	95.00%	51.5730
AT&T INC. (T)	$30.97	$15.4850	No	$27.87	90.00%	32.2893
PFIZER INC. (PFE)	$19.84	$9.9200	No	$15.87	80.00%	50.4032
JPMORGAN CHASE & CO. (JPM)	$41.07	$20.5350	No	$28.75	70.00%	24.3487
Merck & Co., Inc. (MRK)	$35.95	$17.9750	No	$25.17	70.00%	27.8164
General Electric Company (GE)	$29.64	$14.8200	No	$28.16	95.00%	33.7382
Verizon Communications Inc. (VZ)	$34.59	$17.2950	No	$31.13	90.00%	28.9101
THE HOME DEPOT, INC. (HD)	$26.37	$13.1850	No	$19.78	75.00%	37.9219
E. I. DU PONT DE NEMOURS AND COMPANY (DD)	$45.31	$22.6550	No	$31.72	70.00%	22.0702

In this example, the final price of the worst performing reference asset is lower than the initial price of such worst performing reference asset but no market price of any reference asset was ever below its respective barrier price on any day between the initial valuation date and the final valuation date, inclusive. Therefore, an investor in the notes would receive USD1,000 at maturity for each USD1,000 note. This example shows that if no barrier price is ever breached during the term of the notes, investors will receive USD1,000 at maturity, regardless of whether the final price of the worst performing reference asset is less than the initial price of such worst performing reference asset.

Example 3: The final price of each reference asset is less than its respective initial price, and the market price of at least one reference asset breaches its barrier price during the term of the notes. Therefore, an investor in the notes would receive the physical delivery amount at maturity.

REFERENCE ASSET	INITIAL PRICE	BARRIER PRICE	BARRIER PRICE EVER BREACHED	FINAL PRICE	PERFORMANCE OF REFERENCE ASSET (FINAL PRICE/ INITIAL PRICE)	PHYSICAL DELIVERY AMOUNT
Bank of America Corporation (BAC)	$32.25	$16.1250	No	$29.03	90.00%	31.0078
Citigroup Inc. (C)	$19.39	$9.6950	Yes	$11.63	60.00%	51.5730
AT&T INC. (T)	$30.97	$15.4850	No	$24.78	80.00%	32.2893
PFIZER INC. (PFE)	$19.84	$9.9200	No	$18.85	95.00%	50.4032
JPMORGAN CHASE & CO. (JPM)	$41.07	$20.5350	No	$34.91	85.00%	24.3487
Merck & Co., Inc. (MRK)	$35.95	$17.9750	No	$25.17	70.00%	27.8164
General Electric Company (GE)	$29.64	$14.8200	No	$22.23	75.00%	33.7382
Verizon Communications Inc. (VZ)	$34.59	$17.2950	Yes	$32.86	95.00%	28.9101
THE HOME DEPOT, INC. (HD)	$26.37	$13.1850	No	$23.73	90.00%	37.9219
E. I. DU PONT DE NEMOURS AND COMPANY (DD)	$45.31	$22.6550	No	$38.51	85.00%	22.0702

In this example, the final price of the worst performing reference asset is lower than the initial price of such worst performing reference asset and the market price of a reference asset was below its respective barrier price on any day between the initial valuation date and the final valuation date, inclusive. Therefore, an investor in the notes would receive the physical delivery amount of the worst performing reference asset. This example shows that if a barrier price is ever breached by any reference asset, regardless of whether such asset is the worst performing reference asset, then, unless the final price of the worst performing reference asset is greater than or equal to its initial price, investors will receive physical delivery of shares of the worst performing reference asset in an amount equal to the physical delivery amount for such worst performing reference asset (with fractional shares to be paid in cash).

FWP-6

In this example, because the worst performing reference asset was C, investors would receive 51 shares of C, worth $11.63 per share, and $6.66 in cash (as payment for 0.5730 shares).

Table of Hypothetical Returns

The following table displays the hypothetical total return on the notes, including interest payments, as compared to an investment in the worst performing reference asset (prior to the deduction of any applicable brokerage fees or charges). The table assumes that the reference assets have zero dividend yield.

FINAL PRICE OF WORST PERFORMING REFERENCE ASSET (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE WORST PERFORMING REFERENCE ASSET
+	100%	16.00%		100.00%
+	90%	16.00%		90.00%
+	80%	16.00%		80.00%
+	70%	16.00%		70.00%
+	60%	16.00%		60.00%
+	50%	16.00%		50.00%
+	40%	16.00%		40.00%
+	30%	16.00%		30.00%
+	20%	16.00%		20.00%
+	10%	16.00%		10.00%
	0%	16.00%		0.00%
		Barrier Price of Any Reference Asset Ever Breached?
		YES	NO
-	10%	6.00%	16.00%	-10.00%
-	20%	-4.00%	16.00%	-20.00%
-	30%	-14.00%	16.00%	-30.00%
-	40%	-24.00%	16.00%	-40.00%
-	50%	-34.00%	16.00%	-50.00%
-	60%	-44.00%	N/A	-60.00%
-	70%	-54.00%	N/A	-70.00%
-	80%	-64.00%	N/A	-80.00%
-	90%	-74.00%	N/A	-90.00%
-	100%	-84.00%	N/A	-100.00%

FWP-7

BANK OF AMERICA CORPORATION (BAC)

Description of Bank of America Corporation

According to publicly available information, Bank of America Corporation (“Bank of America”), a financial holding company, provides banking and non-banking financial services in the United States and internationally. Bank of America provides a range of banking and non-banking financial services and products through three business segments: Global Consumer and Small Business Banking, Global Corporate and Investment Banking, and Global Wealth and Investment Management.

Bank of America’s SEC file number is 1-6523.

Historical Performance of Bank of America

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	47.20	43.43	44.10
June 30, 2005	47.42	43.47	45.61
September 30, 2005	46.05	41.14	42.10
December 30, 2005	47.25	41.38	46.15
March 31, 2006	47.20	42.98	45.54
June 30, 2006	50.50	45.26	48.10
September 29, 2006	54.00	47.59	53.57
December 29, 2006	55.08	51.32	53.39
March 30, 2007	54.21	48.36	51.02
June 29, 2007	52.20	48.55	48.89
September 28, 2007	52.77	46.52	50.27
December 31, 2007	52.95	40.61	41.26
March 31, 2008	45.08	33.25	37.91
June 30, 2008	41.86	22.44	23.87
July 1, 2008 through July 8, 2008	34.50	18.44	32.25

CITIGROUP INC. (C)

Description of Citigroup Inc.

According to publicly available information, CITIGROUP INC. (“Citigroup”) a multi-bank holding company, provides various financial services to customers in the United States and internationally. Citigroup’s Global Consumer segment offers banking, lending, insurance, and investment services. Citigroup’s Markets and Banking segment provides various investment and commercial banking services and products, which comprise investment banking and advisory services, debt and equity trading, institutional brokerage, foreign exchange, structured products, derivatives, and lending. Citigroup’s Global Wealth Management segment provides investment advice, financial planning, and brokerage services to affluent individuals, companies, and non-profits.

Citigroup’s SEC file number is 001-09924.

Historical Performance of Citigroup

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	49.99	44.05	44.94
June 30, 2005	48.14	43.80	46.23
September 30, 2005	46.81	42.91	45.52
December 30, 2005	49.76	44.00	48.53
March 31, 2006	49.33	44.85	47.23
June 30, 2006	50.71	47.17	48.24
September 29, 2006	50.35	46.22	49.67
December 29, 2006	56.66	48.83	55.70
March 30, 2007	56.28	48.05	51.34
June 29, 2007	55.53	50.41	51.29
September 28, 2007	52.97	44.66	46.67
December 31, 2007	48.77	28.80	29.44
March 31, 2008	29.89	18.00	21.42
June 30, 2008	27.35	16.58	16.76
July 1, 2008 through July 8, 2008	22.21	14.01	19.39

FWP-8

AT&T INC. (T)

Description of AT&T Inc.

According to publicly available information, AT&T Inc. (“AT&T”) provides communications services in the United States. AT&T provides local and long-distance phone service, wireless and data communications, paging, Internet access and messaging, cable and satellite television, security services, and telecommunications equipment. AT&T also provides directory advertising and publishing.

AT&T’s SEC file number is 001-8610.

Historical Performance of AT&T

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	25.98	23.01	23.69
June 30, 2005	24.32	22.81	23.75
September 30, 2005	24.97	23.23	23.97
December 30, 2005	25.58	21.90	24.49
March 31, 2006	28.75	24.24	27.04
June 30, 2006	28.03	24.72	27.89
September 29, 2006	33.76	26.36	32.56
December 29, 2006	36.21	31.57	35.75
March 30, 2007	39.86	33.21	39.43
June 29, 2007	41.54	38.38	41.50
September 28, 2007	42.97	36.53	42.31
December 31, 2007	42.79	36.25	41.56
March 31, 2008	41.94	32.95	38.30
June 30, 2008	40.70	32.64	33.69
July 1, 2008 through July 8, 2008	33.59	29.72	30.97

PFIZER INC. (PFE)

Description of Pfizer Inc.

According to publicly available information, Pfizer Inc. (“Pfizer”) is a research-based, global pharmaceutical company that discovers, develops, manufactures, and markets medicines for humans and animals. Pfizer's products include prescription pharmaceuticals, non-prescription self-medications, and animal health products such as anti-infective medicines and vaccines.

Pfizer’s SEC file number is 001-3619.

Historical Performance of Pfizer

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	27.35	23.80	26.27
June 30, 2005	29.02	25.80	27.58
September 30, 2005	27.82	24.68	24.97
December 30, 2005	25.56	20.27	23.32
March 31, 2006	26.84	23.61	24.92
June 30, 2006	25.72	22.51	23.47
September 29, 2006	28.58	22.17	28.36
December 29, 2006	28.60	23.52	25.90
March 30, 2007	27.41	24.55	25.26
June 29, 2007	27.73	25.23	25.57
September 28, 2007	26.15	23.14	24.43
December 31, 2007	25.71	22.24	22.73
March 31, 2008	24.21	20.19	20.93
June 30, 2008	21.60	17.12	17.47
July 1, 2008 through July 8, 2008	19.87	17.26	19.84

FWP-9

JPMORGAN CHASE & CO. (JPM)

Description of JPMorgan Chase & Co.

According to publicly available information, JPMorgan Chase & Co. (“JPMorgan”) provides global financial services under the JPMorgan brand and retail banking under the Chase brand. JPMorgan provides services such as investment banking, treasury and securities services, asset management, private banking, card member services, commercial banking, and home finance. JPMorgan serves business enterprises, institutions, and individuals.

JPMorgan’s SEC file number is 001-05805.

Historical Performance of JPMorgan

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	39.65	34.35	34.60
June 30, 2005	36.49	33.36	35.32
September 30, 2005	35.95	33.32	33.93
December 30, 2005	40.56	32.98	39.69
March 31, 2006	42.42	37.88	41.64
June 30, 2006	46.80	39.34	42.00
September 29, 2006	47.49	40.40	46.96
December 29, 2006	49.00	45.51	48.30
March 30, 2007	51.95	45.91	48.38
June 29, 2007	53.25	47.70	48.45
September 28, 2007	50.48	42.18	45.82
December 31, 2007	48.02	40.15	43.65
March 31, 2008	49.28	36.02	42.95
June 30, 2008	49.75	33.96	34.31
July 1, 2008 through July 8, 2008	43.00	29.24	41.07

MERCK & CO., INC. (MRK)

Description of Merck & Co., Inc.

According to publicly available information, Merck & Co., Inc. (“Merck”) is a global pharmaceutical company that discovers, develops, manufactures, and markets a broad range of human and animal health products. Merck's products include a treatment for elevated cholesterol, a treatment for male pattern hair loss, a preventive treatment for osteoporosis, a treatment for hypertension, and a treatment for allergic rhinitis.

Merck’s SEC file number is 001-3305.

Historical Performance of Merck

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	32.61	27.50	32.37
June 30, 2005	35.36	30.40	30.80
September 30, 2005	32.34	26.97	27.21
December 30, 2005	32.51	25.50	31.81
March 31, 2006	36.65	31.82	35.23
June 30, 2006	36.84	32.75	36.43
September 29, 2006	42.50	35.30	41.90
December 29, 2006	46.33	41.24	43.60
March 30, 2007	46.55	42.35	44.17
June 29, 2007	55.14	44.52	49.80
September 28, 2007	53.73	48.11	51.69
December 31, 2007	61.62	51.44	58.11
March 31, 2008	61.18	36.84	37.95
June 30, 2008	42.24	34.49	37.69
July 1, 2008 through July 8, 2008	38.90	31.15	35.95

FWP-10

GENERAL ELECTRIC COMPANY (GE)

Description of General Electric Company

According to publicly available information, General Electric Company (“General Electric”) develops, manufactures, and markets jet engines, power plant turbines, locomotives, medical imaging equipment, as well as provides private label credit cards. General Electric is also involved in real estate, loans, aircraft leasing, plastics, large appliances, and security and water treatment.

General Electric’s SEC file number is 001-0035.

Historical Performance of General Electric

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	36.88	34.97	36.06
June 30, 2005	37.34	34.15	34.65
September 30, 2005	35.78	32.85	33.67
December 30, 2005	36.33	32.67	35.05
March 31, 2006	35.55	32.22	34.78
June 30, 2006	35.24	32.78	32.96
September 29, 2006	35.65	32.06	35.30
December 29, 2006	38.49	34.62	37.21
March 30, 2007	38.28	33.90	35.36
June 29, 2007	39.77	34.55	38.28
September 28, 2007	42.07	36.20	41.40
December 31, 2007	42.15	36.07	37.07
March 31, 2008	37.74	31.65	37.01
June 30, 2008	38.52	26.16	26.69
July 1, 2008 through July 8, 2008	29.89	25.60	29.64

VERIZON COMMUNICATIONS INC. (VZ)

Description of Verizon Communications Inc.

According to publicly available information, Verizon Communications Inc. (“Verizon”) provides wireline voice and data services, wireless services, Internet services, and published directory information. Verizon also provides network services for the federal government including business phone lines, data services, telecommunications equipment, and payphones. Verizon has operations worldwide.

Verizon’s SEC file number is 001-8606.

Historical Performance of Verizon

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	39.38	32.98	34.05
June 30, 2005	34.77	32.34	33.14
September 30, 2005	33.55	30.37	31.36
December 30, 2005	31.45	27.95	28.89
March 31, 2006	33.74	28.82	32.67
June 30, 2006	33.31	29.10	32.13
September 29, 2006	36.45	30.08	35.62
December 29, 2006	37.46	33.83	37.07
March 30, 2007	38.60	35.44	37.75
June 29, 2007	43.79	36.83	40.99
September 28, 2007	44.55	39.09	44.08
December 31, 2007	46.03	40.59	43.50
March 31, 2008	44.12	33.01	36.29
June 30, 2008	39.94	33.84	35.40
July 1, 2008 through July 8, 2008	36.33	33.35	34.59

FWP-11

THE HOME DEPOT, INC. (HD)

Description of THE HOME DEPOT, INC.

According to publicly available information, The Home Depot, Inc. (“Home Depot”) is a home improvement retailer. Home Depot, together with its subsidiaries, operates The Home Depot stores, which are full-service, warehouse-style stores. The Home Depot stores sell an assortment of building materials, home improvement, and lawn and garden products, which are sold to do-it-yourself customers, do-it-for-me customers and professional customers. In addition, Home Depot operates EXPO Design Center stores, which offer products and services primarily related to design and renovation projects.

Home Depot’s SEC file number is 1-8207.

Historical Performance of Home Depot

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	40.77	28.00	29.39
June 30, 2005	36.64	24.68	34.00
September 30, 2005	37.69	30.21	30.61
December 30, 2005	31.50	18.34	19.42
March 31, 2006	24.59	18.47	21.27
June 30, 2006	30.42	19.00	29.79
September 29, 2006	33.62	27.12	33.26
December 29, 2006	36.54	28.49	30.72
March 30, 2007	37.24	28.81	30.64
June 29, 2007	38.66	28.86	37.80
September 28, 2007	38.27	29.10	36.70
December 31, 2007	43.02	24.50	24.89
March 31, 2008	29.28	17.47	19.05
June 30, 2008	24.23	10.57	11.50
July 1, 2008 through July 8, 2008	26.52	20.76	26.37

E. I. DU PONT DE NEMOURS AND COMPANY (DD)

Description of E. I. du Pont de Nemours and Company

According to publicly available information, E. I. du Pont de Nemours and Company (“Du Pont”) is a global chemical and life sciences company, with businesses in high-performance materials, specialty chemicals, pharmaceuticals, and biotechnology. Du Pont sells its products to the transportation, textile, construction, automotive, agricultural, hybrid seeds, nutrition and health, pharmaceuticals, packaging, and electronics markets.

Du Pont’s SEC file number is 001-0815.

Historical Performance of Du Pont

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	54.90	46.01	51.24
June 30, 2005	51.88	42.76	43.01
September 30, 2005	44.75	37.88	39.17
December 30, 2005	43.80	37.60	42.50
March 31, 2006	43.47	38.52	42.21
June 30, 2006	45.75	39.53	41.60
September 29, 2006	43.49	38.90	42.84
December 29, 2006	49.68	42.48	48.71
March 30, 2007	53.67	47.58	49.43
June 29, 2007	53.25	48.44	50.84
September 28, 2007	53.48	45.75	49.56
December 31, 2007	50.42	42.25	44.09
March 31, 2008	48.07	41.26	46.76
June 30, 2008	52.34	42.36	42.89
July 1, 2008 through July 8, 2008	45.75	40.43	45.31

FWP-12